UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2024

Helius Medical Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38445	36-4787690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

642 Newtown Yardley Road, Suite 100 Newtown, PA		18940
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (215) 944-6100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	HDST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 6, 2024, Helius Medical Technologies, Inc., (the “Company”), entered into a placement agency agreement (the “Placement Agency Agreement”) with Craig-Hallum Capital Group LLC (the “Placement Agent”) for the purchase and sale, in a registered public offering by the Company (the “Public Offering”) of 704,999 shares of its Class A common stock, par value $0.001 per share (“Common Stock”) and 2,147,222 pre-funded warrants, each to purchase one share of Common Stock at an exercise price of $0.001 per share (the “Pre-funded Warrants”) together with accompanying Series A Warrants to purchase up to 2,852,221 shares of its Common Stock (“Series A Warrants”) and Series B Warrants to purchase up to 2,852,221 shares of its Common Stock (“Series B Warrants”, and together with the Series A Warrants, the “Public Warrants”). The public offering price per share of Common Stock and accompanying Series A and Series B warrants is $2.25, the public offering price per Pre-Funded Warrant and accompanying Series A and Series B warrant is $2.249, resulting in gross proceeds to the Company of approximately $6.4 million before deducting the Placement Agent’s fees and other estimated offering expenses. The Public Offering closed on May 9, 2024.

The Series A Warrants have an exercise price of $2.25 per share, are exercisable upon issuance, and will expire five years following the date of issuance. The Series B Warrants have an exercise price of $2.25 per share, are exercisable upon issuance, and will expire twelve months following the date of issuance. The Pre-Funded Warrants are exercisable upon issuance and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

The Pre-Funded Warrants were sold to purchasers whose purchase of shares of Common Stock in the Public Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Public Offering, in lieu of shares of Common Stock.

The Placement Agency Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. In addition, pursuant to the terms of the Placement Agency Agreement, the Company and its executive officers and directors have entered into lock-up agreements providing that the Company and each of these persons may not, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days following the date of the Placement Agency Agreement.

As compensation to the Placement Agent in connection with the Public Offering, the Company paid the Placement Agent a cash fee of 7% of the aggregate gross proceeds raised in the Public Offering, plus reimbursement of certain expenses and legal fees. Additionally, we issued to the Placement Agent warrants to purchase 142,611 shares of Common Stock at an exercise price $2.475 per share (the “Placement Agent Warrants”). The Placement Agent Warrants are exercisable for a period of five years following the commencement of sales in the offering.

The shares of Common Stock, Pre-Funded Warrants and Public Warrants described above and the underlying shares of Common Stock were offered pursuant to the Registration Statement on Form S-1 (File No. 333-278698), as amended, has been filed with the Securities and Exchange Commission, and was declared effective by the SEC on May 6, 2024.

The information set forth above is qualified in its entirety by reference to the actual terms of the Placement Agency Agreement, the Series A Warrants, the Series B Warrants, the Placement Agent Warrants and the Pre-Funded Warrants, which are filed as Exhibits 10.1, 4.1, 4.2, 4.3 and 4.4 respectively, and which are incorporated herein by reference. The Placement Agency Agreement is attached hereto as an exhibit to provide interested persons with information regarding their terms, but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Placement Agency Agreement were made only for purposes of such agreement as of specific dates indicated therein, were solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of such agreements.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required, the information included in Items 1.01 of this Current Report is hereby incorporated by reference into this Item 3.03.

Item 8.01	Other Events.

As previously reported, on April 4, 2024, the Company received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC notifying the Company that it no longer satisfied the Rule because it reported less than $2.5 million in stockholders’ equity as of December 31, 2023, which is the minimum amount required under the Rule for continued listing on The Nasdaq Capital Market, and because it did not satisfy the alternative continued listing standards. Based on the Public Offering, and as of the date of this Current Report, the Company believes it satisfies Nasdaq Listing Rule 5550(b) (the “Rule”) because it now has stockholders’ equity of at least $2.5 million. Nasdaq will continue to monitor the Company’s ongoing compliance with the Rule and, if the Company’s next periodic report does not evidence compliance with the Rule, the Company may be subject to delisting. There can be no assurance that the Company will be able to maintain compliance with the Rule.

On May 6, 2024, the Company issued a press release announcing that it had priced the Public Offering, a copy of which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Information contained on or accessible through any website reference in the press releases is not part of, or incorporated by reference in, this Current Report, and the inclusion of such website addresses in this Current Report by incorporation by reference of the press releases is as inactive textual references only.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Series A Warrant to purchase shares of common stock.
4.2	Form of Series B Warrant to purchase shares of common stock.
4.3	Form of Placement Agent Warrant to purchase shares of common stock.
4.4	Form of Pre-Funded Warrant to purchase shares of common stock.
10.1	Placement Agency Agreement dated as of May 6, 2024 by and between Helius Medical Technologies, Inc. and Craig-Hallum Capital Group LLC.
99.1	Company Press Release dated May 6, 2024.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Helius Medical Technologies, Inc.

Date: May 9, 2024	By:	/s/ Jeffrey S. Mathiesen
Jeffrey S. Mathiesen
Chief Financial Officer, Secretary and Treasurer